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                                                                  EX-99.CODE ETH

Forward Funds, Inc.

Code of Ethics

Requirements under the Sarbanes-Oxley Act of 2002

           Adopted by the Board of Directors as of September 18, 2003

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                                Table of Contents

I.      Introduction...........................................................1

II.     Covered Officers.......................................................1

III.    Statement of General Principles........................................1

IV.     Conflicts of Interest..................................................2

V.      Compliance with Applicable Governmental Laws, Rules and Regulations....3

VI.     Internal Reporting by Covered Persons..................................4

VII.    Waivers of Provisions of the Code......................................4

VIII.   Enforcement of Code....................................................5

IX.     Amendments to the Code.................................................5

X.      Confidentiality........................................................6

XI.     Internal Use...........................................................6

XII.    Recordkeeping..........................................................6

XIII.   Public Availability of the Code........................................6

Exhibit A....................................................................A-1

Exhibit B....................................................................B-1

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I.   Introduction

Forward Funds, Inc. (the "Fund") recognizes the importance of high ethical standards in the conduct of its business and requires this code of ethics (the "Code) be observed by its Covered Officers (defined below). In accordance with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the U.S. Securities and Exchange Commission (the "SEC") the Fund is required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and must disclose whether it has adopted a code of ethics applicable to its principal executive officers.

This Code shall be the sole code of ethics adopted by the Fund for purposes of
Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund's investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superceded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund and its investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") are separate requirements applying to the Covered Officers and others, and are not part of this Code.

All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the General Counsel of Forward Management, LLC (the "General Counsel").

II.  Covered Officers

The Fund's Code applies to the Fund's principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions (the "Covered Officers") each of whom are set forth in Exhibit A.

III. Statement of General Principles

The Code has been adopted by the Fund's Board of Directors for the purpose of promoting:

     1. honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     2. full, fair, accurate, timely, and understandable disclosure in reports and documents that the Fund files with, or submits to, the SEC and in other public communications made by the Fund;

     3.   compliance with applicable governmental laws, rules and regulations;

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     4.   prompt internal reporting of violations of the Code to the appropriate person(s) identified in the Code; and

     5.   accountability for adherence to the Code.

Each Covered Officer shall adhere to the highest standards of honest and ethical conduct. Each Covered Officer has a duty to exercise his or her authority and responsibility for the benefit of the Fund and its shareholders, to place the interests of the shareholders first and to refrain from having outside interests that conflict with the interests of the Fund and its shareholders. Each such person must avoid any circumstances that might adversely affect or appear to affect his or her duty of complete loyalty to the Fund and its shareholders in discharging his or her responsibilities, including the protection of confidential information and corporate integrity.

IV.  Conflicts of Interest

A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the 1940 Act and the Advisers Act. The Fund's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Each Covered Officer must not:

     . use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

     . cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than of the Fund;

     . use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

The following possible conflict of interest situations should be discussed with the General Counsel if material:

     .    service as director of any public company, or in a similar capacity;

     . the receipt of any gift of more than a di minimus value (gifts valued under $100);

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     .    the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

     . any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

     . a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

Note: The above are examples of types of conflicts of interest that may arise but this list is not intended to be all-inclusive. Each Covered Officer is expected to treat any appearance of impropriety as a potential conflict of interest that should be avoided or be the subject of a consultation with the General Counsel.

V.   Compliance with Applicable Governmental Laws, Rules and Regulations

Each Covered Officer should:

     . be familiar with the disclosure requirements generally applicable to the Fund and endeavor to cause the Fund to make all public communications and disclosures in a manner that is understandable and provided on a timely basis in accordance with regulatory requirements or other relevant standards;

     . not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's directors and auditors, and to governmental regulators and self-regulatory organizations;

     . to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Fund and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund;

     . promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations; and

     . not retaliate against any employee or Covered Officer for reports of potential violations that are made in good faith.

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VI.  Internal Reporting by Covered Persons

Each Covered Officer must:

     . upon adoption of the Code, affirm in writing to the Board that he or she has received, read, and understands the Code (see Exhibit B);

     . annually thereafter affirm to the Board that he or she has complied with the requirements of the Code (see Exhibit B);

     . notify the General Counsel promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code; and

     . report promptly any knowledge of a material violation of this Code to the General Counsel. Failure to do so is itself a violation of the Code. Any such report shall be in writing and shall describe in reasonable detail the conduct that the Covered Officer believes to have violated the Code.

The General Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The General Counsel is authorized to consult, as appropriate, with the audit committee or chair of and counsel to the Fund, and is encouraged to do so. Any approvals or waivers/1/ sought by the Covered Officers will be considered by the Board as provided in Section VII below.

VII. Waivers of Provisions of the Code

To request a waiver from the Code, the Covered Officer shall submit to the General Counsel a written request describing the transaction, activity or relationship for which a waiver is sought. The request shall briefly explain the reason for engaging in the transaction, activity or relationship. After making the determination that a waiver is necessary, the General Counsel shall present the written request to the Board for consideration.

In the event that the General Counsel has not acted upon a properly submitted request for a waiver within a reasonable amount of time and a material departure from the Code has taken place in accordance with the request, the Board nevertheless may determine retroactively to grant a waiver.

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/1/  A "waiver" means the approval by the General Counsel of a material departure from a provision of the Code.

     An "implied waiver" means the General Counsel failed to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made to a Covered Officer.

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The General Counsel shall document all waiver determinations. If a waiver is granted, the General Counsel shall prepare a brief description of the nature of the waiver, the name of the Covered Officer and the date of the waiver so that this information may be disclosed in the next Form N-CSR to be filed on behalf of the Fund or posted on the Fund's internet website within five business days following the date of the waiver.

VIII. Enforcement of Code

The Fund will follow these procedures in investigating and enforcing this Code:

     . the General Counsel will take appropriate action to investigate any potential violations reported to him or her;

     . if, after such investigation, the General Counsel believes that no violation has occurred, the general counsel is not required to take any further action;

     . any matter that the General Counsel believes is a violation will be reported to the Board for its consideration on a quarterly basis and such report shall;

          (i)  describe the violation under the Code and any sanctions imposed;
          (ii) identify and describe any waivers to the Code; and
          (iii) identify and recommend changes to the Code.

     . if the Board concurs that a violation has occurred, it shall consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

     .    the Board will be responsible for granting waivers, as appropriate;
          and

     . any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

Compliance by Covered Officers with the provisions of the Code is required. Covered Officers should be aware that in response to any violation, the Fund will take whatever action is deemed necessary under the circumstances, including but not limited to, fines, suspension or termination.

IX.  Amendments to the Code

Except as to Exhibit A, this Code may not be amended except in written form, which is specifically approved or ratified by a majority vote of the Fund's Board, including a majority of the independent directors.

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X.   Confidentiality

All reports and records prepared or maintained pursuant to this Code will be treated as confidential. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board and its counsel.

XI.  Internal Use

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

XII. Recordkeeping

The General Counsel shall maintain all records, including any internal memoranda, relating to compliance with the Code or waivers of a provision(s) of the Code for a period of 6 years from the end of the fiscal year in which such document was created, 2 years in an accessible place. Such records shall be furnished to the SEC or its staff upon request.

XIII. Public Availability of the Code

The Fund is required to make the Code publicly available and may do so by one of the following means:

     .    file a copy of the Code as an exhibit to its annual report on Form
          N-CSR;

     . post the text of the Code on the Fund's website and disclose this fact in its most recent annual report on Form N-CSR; or

     . provide an undertaking in the Fund's most recent report on Form N-CSR to provide a copy of the Code to any person without charge upon request, and explain the manner in which such a request may be made.

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                                    EXHIBIT A

                                Covered Officers

                          J. Alan Reid, Jr., President

                             Jeremy Deems, Treasurer

                                       A-1

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                                    EXHIBIT B

                               Forward Funds, Inc.

              Initial Acknowledgement of Receipt and Review of Code

     I,            , do hereby acknowledge that I have received, read and
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understand the Fund's Code of Ethics pursuant to the Sarbanes-Oxley Act of 2002.

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Date:
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                                       B-1

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                Annual Certification of Compliance with the Code

     I,            , do hereby certify that I have received the Fund's Code of
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Ethics pursuant to the Sarbanes-Oxley Act of 2002 and that I have read and understand the Code. I further certify that I have complied with the requirements of the Code to which I am subject.

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Date:
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